UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2019

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGH	NASDAQ Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

GWG Holdings, Inc. (the “Company”) held its annual meeting of stockholders on December 12, 2019. At the meeting, stockholders of the Company took the following actions:

(i)       The stockholders elected three Class I directors to serve as members of the Board of Directors for a three year term expiring in 2022. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of Class I directors, resulting in the election of all Class I director nominees:

Nominee	Voted For	Withheld
Brad K. Heppner	30,353,244	23,223
Thomas O. Hicks	30,089,801	286,766
Kathleen J. Mason	30,368,512	8,055

(ii)       Pursuant to an advisory “say-on-pay” vote, the stockholders approved the compensation of the Company’s executive officers as described in the Company’s proxy statement. There were 30,304,933 votes cast for the proposal; 42,231 votes were cast against the proposal; and 29,403 votes abstained.

(iii)       Pursuant to an advisory vote regarding the frequency of future “say-on-pay” votes, the stockholders approved conducting “say-on-pay” votes every three years. There were 326,374 votes cast for conducting “say-on-pay” votes every year; 5,143 votes cast for conducting “say-on-pay” votes every two years; 30,038,846 votes cast for conducting “say-on-pay” votes every three years; and 6,104 votes abstained.

(iv)       The stockholders ratified the appointment of Whitley Penn LLP as our independent registered public accounting firm for fiscal 2019. There were 31,137,290 votes cast for the proposal; 12,637 votes were cast against the proposal; and 15,974 votes abstained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: December 18, 2019	By:	/s/ Timothy L. Evans
Timothy L. Evans Chief Financial Officer

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